                                                                                                                                                                Exhibit 10.1

CONSULTING AGREEMENT

THIS CONSULTING AGREEMENT (the “Agreement”) made as of the 30th day of September, 2010.

BETWEEN:

LIBERTY VISION, INC., a corporation incorporated under the laws of the State of Nevada

(the “Company”)

                                             - and -

OLEG GABIDULIN, an individual of  2530 Meridian Parkway, Unit 200, Durham, NC 27713

(the “Consultant”)

WHEREAS the Company is desirous of engaging the Consultant and the Consultant is desirous of accepting such mandate, in consideration of the mutual covenants and agreements contained in this Agreement and other good and valuable consideration (the receipt and sufficiency of which are hereby acknowledged), the parties hereto agree as follows:

NOW THEREFORE

1.

The Consultant will provide services to the Company in his capacity as the President and Chief Executive Officer of the Company. In this capacity the Consultant will fulfill all senior officer duties as required by the Company including sourcing and implementing new business opportunities, raising financing reasonably required from time to time by the Company, overseeing a coordinator for all required accounting, reporting and disclosure and fulfilling any other needed non-administrative functions (the “Consulting Services”).

2.

In consideration of the provisions of the Consulting Services, the Company shall pay to the Consultant the sum of US$2,000 per month, on the 15th day of each calendar month for the duration of the Agreement. The first monthly payment shall be due on October 15, 2010.

3.	This Consulting Agreement shall continue indefinitely unless terminated by either party with sixty (60) days advance written notice to the other party.

4.	This Agreement shall be governed by the laws of the State of Nevada, without reference to conflict of laws principles.

5.	This Consulting Agreement may be executed in counterparts, which execution may be by facsimile, each of which shall be an original, but all of which shall constitute one and the same agreement.

IN WITNESS WHEREOF the parties hereto have executed this agreement as of the day and year first above written.

LIBERTY VISION, INC.
By:	/s/Vadim Erofeev
Authorized Signatory

OLEG GABIDULIN
By:	/s/ Oleg Gabidulin
Oleg Gabidulin